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                                                                    Exhibit 23.3

                                    CONSENT
                                    -------

     We hereby consent to the use of our firm's name, to the references to our Independent Appraisal of the Estimated Proforma Fair Market Value under the headings "Prospectus Summary -- Stock Pricing and Number of Shares to be Issued" and "The Conversion -- Stock Pricing and Number of Shares to be Issued" and to the reference to our opinion regarding the value of Subscription Rights under the heading "The Conversion -- Effect of Conversion to Stock Form on Depositors of the Bank -- Tax Effects" in the Application for Approval of Conversion filed by Hopkinsville Federal Savings Bank with the Office of Thrift Supervision and in the Registration Statement on Form S-1 filed by HopFed Bancorp, Inc with the Securities and Exchange Commission.


                                             /s/ Steve Clinton
                                             _________________________________
                                             Steve Clinton, President
                                             NATIONAL CAPITAL
June 25, 1997                                 COMPANIES, L.L.C